Exhibit 3.218

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NORTHAMPTON HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 2007, AT 2:15 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2007, AT 9:57 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 11:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NORTHAMPTON HOSPITAL COMPANY, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120092
4442353 8100H

111141957	DATE: 10-27-11

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:15 PM 10/17/2007 FILED 02:15 PM 10/17/2007 SRV 071125741 – 4442353 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Northampton Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington (New Castie County). The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Northampton Hospital Company, LLC this 17 day of October, 2007.

BY:	/s/ Robin J. Keck
Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 10:20 AM 12/28/2007 FILED 09:57 AM 12/28/2007 SRV 071369600 – 4442353 FILE

CERTIFICATE OF MERGER

MERGING

NORTHAMPTON HOSPITAL CORPORATION

WITH AND INTO

NORTHAMPTON HOSPITAL COMPANY, LLC

The undersigned limited liability company, formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., does hereby certify that:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the merger are as follows:

Name	Jurisdiction of Formation or Organization
Northampton Hospital Corporation	Pennsylvania
Northampton Hospital Company, LLC	Delaware

SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent entities in accordance with the requirements of applicable law.

THIRD: The name of the surviving limited liability company is Northampton Hospital Company, LLC.

FOURTH: This Certificate of Merger, and the merger referenced herein, shall be effective as of 51:59 p.m. on December 31, 2007.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 4000 Meridian Blvd., Franklin, TN 37067.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder or member of, or any other person holding an interest in, either of the constituent entities in the merger.

[Signature Page Follows]

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be duly executed in its name this 27th day of December, 2007.

NORTHAMPTON HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert

Name: Rachel A. Seifert
Title: Senior Vice President and Secretary
Authorized Person